As filed with the Securities and Exchange Commission on August 31, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under
The Securities Act of 1933

MONACO COACH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	35-1880244
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

91320 Industrial Way
Coburg, OR  97408

(Address, including zip code, of Registrant’s principal executive offices)

1993 STOCK PLAN

(Full Title of the Plan)

Richard E. Bond
Senior Vice President, Secretary and
Chief Administrative Officer
MONACO COACH CORPORATION
91320 Industrial Way
Coburg, OR  97408
(541) 686-8011

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Henry P. Massey, Jr., Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value to be issued under the 1993 Stock Plan	2,200,000 shares	$10.14	$22,308,000	$2,386.96

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of the Registrant’s Common Stock that become issuable under the 1993 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)    Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of the Registrant’s Common Stock as reported by the New York Stock Exchange on August 25, 2006. The indicated number of shares to be registered represents additional shares issuable under the 1993 Stock Plan that are not covered by previous registration statements.

The contents of the Registrant’s Registration Statement on Form S-8/S-3 as filed with the Commission on March 14, 1994 (File No. 33-76372), as amended by Amendment No. 1 to the Registration Statement on Form S-8/S-3 as filed with the Commission on March 23, 1994 (File No. 33-76372), and the Registration Statement on Form S-8 as filed with the Commission on February 21, 2003 (File No. 333-103381), are incorporated herein by reference.

Explanatory Note:

On May 17, 2006, the Registrant’s stockholders approved the amendment and restatement of the 1993 Stock Plan, formerly known as the 1993 Incentive Stock Option Plan.  As amended and restated, the 1993 Stock Plan provides that the maximum aggregate number of shares that may be awarded and sold under the 1993 Stock Plan is 5,457,813 shares, plus any shares which have been reserved under the Registrant’s 1993 Director Option Plan (the “Director Plan”) but that, as of May 17, 2006, had not been issued pursuant to any awards granted thereunder and were not subject to any outstanding awards granted thereunder.  Accordingly, an aggregate of 90,300 shares previously registered for issuance under the Director Plan (Registration Statement on Form S-8 No. 333-69044) that have never been issued have been transferred to the Registrant’s 1993 Stock Plan and will be issued under that Plan.

* * * * * *

PART II:  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.   Exhibits

Exhibit Number	Documents

4.1

Monaco Coach Corporation 1993 Stock Plan, as amended and restated through May 17, 2006, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 23, 2006

5.1	Opinion of counsel as to legality of securities being registered

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coburg, State of Oregon, on this 31st day of August, 2006.

MONACO COACH CORPORATION

By:	/s/ P. Martin Daley
P. Martin Daley
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kay L. Toolson and P. Martin Daley, jointly and severally, as his or her attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Kay L. Toolson	Chairman of the Board and Chief Executive Officer	August 31, 2006
Kay L. Toolson	(Principal Executive Officer)

/s/ P. Martin Daley	Vice President and Chief Financial Officer	August 31, 2006
P Martin Daley	(Principal Financial and Accounting Officer)

/s/ John F. Cogan	Director	August 31, 2006
John F. Cogan

/s/ Robert P. Hanafee, Jr.	Director	August 31, 2006
Robert P. Hanafee, Jr.

/s/ L. Ben Lytle	Director	August 31, 2006
L. Ben Lytle

/s/ Dennis D. Oklak	Director	August 31, 2006
Dennis D. Oklak

/s/ Richard. A. Rouse	Director	August 31, 2006
Richard A. Rouse

/s/ Daniel C. Ustian	Director	August 31, 2006
Daniel C. Ustian

/s/ Roger A. Vandenberg	Director	August 31, 2006
Roger A. Vandenberg

Index to Exhibits

Exhibit Number	Description

4.1

Monaco Coach Corporation 1993 Stock Plan, as amended and restated through May 17, 2006, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 23, 2006

5.1	Opinion of counsel as to legality of securities being registered

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page)